UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3480 Main Hwy, Suite 202

Miami, Florida 33133
(Address of principal executive offices)

(800) 583-2652

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on June 29, 2023, Wrap Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series A Purchase Agreement”) with certain directors of the Company and certain accredited investors (collectively, the “Series A Investors”), pursuant to which it agreed to sell to the Series A Investors in a registered direct offering: (i) shares of the Company’s Series A Convertible Preferred Stock, with par value $0.0001 per share and a stated value of $1,000 per share; and (ii) warrants to purchase shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share (the “Series A Warrants”). Additionally, as previously disclosed, on February 24, 2025, the Company entered into a securities purchase agreement with certain accredited investors (collectively, the “2025 Investors”) for the issuance and sale in a private placement of shares of Common Stock and accompanying warrants (the “2025 Warrants”) to purchase shares of Common Stock.

On June 30, 2025, the Company entered into a warrant amendment (the “Series A Warrant Amendment”) with the Required Holders (as defined in the Series A Purchase Agreement), pursuant to which, the Required Holders agreed to amend the terms of the Series A Warrants to make certain adjustments to the definition of “Black Scholes Value” in each of the Series A Warrants, as described in the Series A Warrant Amendment, such that the underlying price per share as used in such calculation equals the sum of the price per share being offered in cash in the applicable Fundamental Transaction (as defined in the Series A Warrants), if any, plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction, if any. As consideration for entering into the Series A Warrant Amendment, the Company and the Required Holders agreed to amend the term of the Series A Warrants to be six and one-half (6.5) years from the date of issuance.

Additionally, on June 30, 2025, the Company entered into a warrant amendment (the “2025 Warrant Amendment”) with certain of the 2025 Investors, pursuant to which, such 2025 Investors agreed to amend the terms of their respective 2025 Warrants to make certain adjustments to the definition of “Black Scholes Value,” as described in the 2025 Warrant Amendment, such that the underlying price per share as used in such calculation equals the sum of the price per share being offered in cash in the applicable Fundamental Transaction (as defined in the 2025 Warrants), if any, plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction, if any. As consideration for entering into the 2025 Warrant Amendment, the Company and the applicable 2025 Investors agreed to amend the term of their respective 2025 Warrants to be five and one-half (5.5) years from the date of issuance.

The foregoing descriptions of terms and conditions of the Series A Warrant Amendment and 2025 Warrant Amendment do not purport to be complete and are qualified in their entirety by the full text of the Series A Warrant Amendment and 2025 Warrant Amendment, forms of which are attached hereto as Exhibits and 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Series A Warrant Amendment, dated as of June 30, 2025, by and among Wrap Technologies, Inc. and the investors signatory thereto.
10.2	Form of 2025 Warrant Amendment, dated as of June 30, 2025, by and among Wrap Technologies, Inc. and the investors signatory thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: July 7, 2025	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer